UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 21, 2005 (December 15, 2005)

Analysts International Corporation
(Exact name of registrant as specified in its charter)

Minnesota	0-4090	41-0905408
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3601 West 76th Street, Minneapolis, Minnesota	55435-3000
(Address for principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 835-5900

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into and Amendment to Material Definitive Agreements

On December 15, 2005, the Board of Directors of Analysts International Corporation (the “Company”) approved the terms and conditions of the amendment to the employment agreement of Jeffrey P. Baker, the Company’s President. Effective January 2, 2006, Mr. Baker will become the Company’s President and CEO under the terms and conditions set forth in Exhibit 10.1 attached hereto and incorporated in this Current Report as if fully set forth herein.

On December 15, 2005, the Company’s Board of Directors also approved certain terms and conditions associated with Michael J. LaVelle’s retirement as CEO effective December 31, 2005 and terms of his subsequent employee-consulting agreement through June 30, 2006. The terms and conditions of Mr. LaVelle’s retirement and agreement with the Company are set forth in Exhibit 10.2 attached hereto and incorporated in this Current Report as if fully set forth herein.

On December 15, 2005, the Company’s Board of Directors approved restoring the base compensation of the Company’s executive officers to levels in effect prior to October 1, 2005. Effective October 1, 2005, the Company’s executive officers voluntarily reduced their base compensation by between five and ten percent as part of the Company’s previously announced cost-cutting initiative. The Board of Directors’ action in restoring compensation of the executive officers to levels prior to October 1, 2005 will take effect on January 1, 2006 and is detailed in Exhibit 10.3 attached hereto and incorporated in this Current Report as if fully set forth herein.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements: None.

(b) Pro forma financial information: None.

(c) Exhibits:

10.1	Terms and Conditions of the Amendment to Mr. Baker’s Employment Agreement

10.2	Terms and Conditions of Mr. LaVelle's Retirement and Consulting Agreement

10.3	Executive Officer Base Compensation Levels

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 21, 2005	ANALYSTS INTERNATIONAL CORPORATION

/s/ Colleen M. Davenport
Colleen M. Davenport
Secretary and General Counsel

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